EXHIBIT 23.1







            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the incorporation by reference in the Registration Statements of Herley Industries, Inc. on Form S-8 [File numbers 333-121554, 333-71476, 333-95327, 333-46777 and 333-17369] of our report dated October 27, 2006, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of Herley Industries, Inc. as of July 30, 2006 and July 31, 2005 and for the fifty-two (52) weeks ended July 30, 2006, July 31, 2005 and August 1, 2004 and our report dated October 27, 2006 with respect to our audit of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Herley Industries, Inc. as of July 30, 2006, which reports are included in this Annual Report on Form 10-K of Herley Industries, Inc. for the fifty-two (52) weeks ended June 30, 2006.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York
October 27, 2006